Exhibit 99.1

Contacts:
Daniel Petro, CFA
Director of Corporate Development & IR Pioneer Energy Services Corp.
(210) 828-7689

Lisa Elliott / lelliott@dennardlascar.com
Anne Pearson / apearson@dennardlascar.com
Dennard-Lascar Associates / (713) 529-6600

Pioneer Energy Services Announces
Amended Revolving Credit Facility

SAN ANTONIO, Texas, September 15, 2015 - Pioneer Energy Services (NYSE: PES) today announced that it has amended its existing senior secured revolving credit facility and modified certain covenants to enhance the Company’s financial flexibility. The new agreement sets the borrowing capacity of the facility at $300 million, a reduction of $50 million from the previous facility, and provides for more flexible financial covenants. Beginning in the fourth quarter of 2015, the maximum total consolidated leverage ratio will increase to 4.50 to 1.00 and reach a maximum of 5.50 to 1.00 as of the end of the second quarter of 2016 through the first quarter of 2017. The ratio will gradually decrease and return to 4.00 to 1.00 by the end of the first quarter of 2018 and thereafter. The senior consolidated leverage ratio and interest coverage ratio remain unchanged at 2.50 to 1.00.
The amended facility maintains the previous facility’s maturity date of September 22, 2019. Currently, Pioneer has $110.0 million outstanding and $17.3 million in committed letters of credit under the senior secured revolving credit facility.
Details of the amended agreement can be accessed in a Current Report on Form 8-K filed with the Securities and Exchange Commission today.
About Pioneer
Pioneer Energy Services provides contract land drilling services to oil and gas operators in Texas, the Mid-Continent and Appalachian regions and internationally in Colombia through its Drilling Services Segment. Pioneer also provides well, wireline, and coiled tubing services to producers in the U.S. Gulf Coast, offshore Gulf of Mexico, Mid-Continent and Rocky Mountain regions through its Production Services Segment.

Cautionary Statement Regarding Forward-Looking Statements
Statements we make in this news release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements that are subject to risks, uncertainties and assumptions. Our actual results, performance or achievements, or industry results, could differ materially from those we express in the following discussion as a result of a variety of factors, including general economic and business conditions and industry trends, levels and volatility of oil and gas prices, the continued demand for drilling services or production services in the geographic areas where we operate, decisions about exploration and development projects to be made by oil and gas exploration and production companies, the highly competitive nature of our business, technological advancements and trends in our industry and improvements in our competitors' equipment, the loss of one or more of our major clients or a decrease in their demand for our services, future compliance with covenants under our senior secured revolving credit facility and our senior notes, operating hazards inherent in our operations, the supply of marketable drilling rigs, well servicing rigs, coiled tubing and wireline units within the industry, the continued availability of drilling rig, well servicing rig, coiled tubing and wireline unit components, the continued availability of qualified personnel, the success or failure of our acquisition strategy, including our ability to finance acquisitions, manage growth and effectively integrate acquisitions, the political, economic, regulatory and other uncertainties encountered by our operations, and changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment. We have discussed many of these factors in more detail in our Annual Report on Form 10-K for the year ended December 31, 2014. These factors are not necessarily all the important factors that could affect us. Unpredictable or unknown factors we have not discussed in this news release or in our Annual Report on Form 10-K for the year ended December 31, 2014 could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. All forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. We advise our shareholders that they should (1) be aware that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.